EXHIBIT 10.2

                           NON-COMPETITION AGREEMENT

                  This Non-Competition Agreement (this "Agreement"), dated as of September 14, 2004, is between Mr. Gaby A. Ajram ("Mr. Ajram") and Packaging Dynamics Corporation, a Delaware corporation ("Packaging Dynamics").

                                    RECITALS

                  WHEREAS, Mr. Ajram, Packaging Dynamics and the other parties thereto have entered into that certain Acquisition Agreement (the "Acquisition Agreement"), dated as of August 6, 2004, pursuant to which Packaging Dynamics is acquiring from Mr. Ajram all of the outstanding capital stock of 3141276 Canada Inc., a Canadian numbered holding company and indirect parent corporation of Papercon, Inc., a Georgia corporation (the "Company"); and

                  WHEREAS, in order to induce Packaging Dynamics to enter into the Acquisition Agreement and consummate the transactions contemplated thereby, Mr. Ajram agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements and obligations contained herein and in the Acquisition Agreement (including the payments to Mr. Ajram hereunder and thereunder), Mr. Ajram and Packaging Dynamics agree as follows:

                  1. Representations and Warranties of Mr. Ajram. Mr. Ajram makes the following representations and warranties to Packaging Dynamics:

                           (a) Power and Authority. Mr. Ajram has the requisite
competence and authority to execute and deliver this Agreement and to perform his obligations hereunder.

                           (b) Enforceability. This Agreement has been duly
executed and delivered by Mr. Ajram and, assuming due and valid authorization, execution and delivery by Packaging Dynamics, constitutes the legal, valid and binding obligation of Mr. Ajram, enforceable against him in accordance with its terms.

                  2. Representations and Warranties of Packaging Dynamics. Packaging Dynamics makes the following representations and warranties to Mr.
Ajram:

                           (a) Corporate Power and Authority. Packaging
Dynamics has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Packaging Dynamics has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

                           (b) Enforceability. This Agreement has been duly
executed and delivered by Packaging Dynamics and, assuming due and valid authorization, execution and delivery by Mr. Ajram, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  3. Covenants of Mr. Ajram.

                           (a) Acknowledgment. Mr. Ajram agrees and
acknowledges that in order to assure Packaging Dynamics that the Company will retain its value and that of its business as a going concern, it is necessary that Mr. Ajram undertakes not to utilize his special confidential knowledge of the business and operations of the Company and his relationship with clients or customers to compete with Packaging Dynamics or the Company.

                           (b) Non-Competition. Except as otherwise provided in
the proviso set forth in the third paragraph of the Note (as such term is defined in the Acquisition Agreement), Mr. Ajram hereby agrees that from and after the Closing Date and continuing for ten (10) years from the Closing Date (the "Restricted Period"), he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, manager, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any Person (as such term is defined in the Acquisition Agreement), other than the Packaging Dynamics Companies (as such term is defined in Section 3(f) herein)), or otherwise assist any Person, other than the Packaging Dynamics Companies, that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage anywhere in the United States or Canada (the "Territory") in the business of the Packaging Dynamics Companies as of the date hereof and those businesses of the Packaging Dynamics Companies through the time Mr. Ajram is an employee or director of any of the Packaging Dynamics Companies (the "Restricted Business") or any business similar to, or competitive with, the Restricted Business; provided, however, that nothing contained herein shall be construed to prevent Mr. Ajram from (i) investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market so long as Mr. Ajram is not involved in the business of said corporation and Mr. Ajram does not own more than five (5%) percent of the stock of such corporation and (ii) participating in the business of Flexipak Industries Inc. as such business is conducted as of the date hereof; provided, further, that nothing contained herein shall be construed to prevent Mr. Ajram from engaging in a business in which none of the Packaging Dynamics Companies are engaged as of the date hereof but in which a Packaging Dynamics Company becomes engaged subsequent to the date hereof, so long as Mr. Ajram became engaged in such new business prior to any of the Packaging Dynamics Companies. With respect to the Territory, Mr. Ajram specifically acknowledges that the Packaging Dynamics Companies have heretofore conducted their businesses throughout the United States and Canada.

                           (c) Non-Solicitation. Without limiting the
generality of the provisions of Section 3(b) and except as otherwise provided in the proviso set forth in the third paragraph of the Note, Mr. Ajram hereby agrees that during the Restricted Period, he will not, directly or indirectly, without the prior written consent of Packaging Dynamics (i) induce any Person which is a customer of any of the Packaging Dynamics Companies to patronize any business directly or indirectly in competition with the Restricted Business conducted by the Packaging Dynamics Companies; (ii) canvass, solicit or accept from any Person who is a customer of the Packaging Dynamics Companies, any such competitive business; or (iii) request or advise any Person who is a customer or vendor of the Packaging Dynamics Companies or their successors to withdraw, curtail or cancel any such customer's or vendor's business with any such entity.

                           (d) Confidential Information. During the Restricted
Period, Mr. Ajram shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of Packaging Dynamics, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Section 3(d), "Confidential Information" shall mean any information relating to the business or affairs of the Packaging Dynamics Companies, including, without limitation, to information relating to financial statements, client or customer identities, potential clients or customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes generally known in the public domain through no wrongful act on the part of Mr. Ajram. Mr. Ajram acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and its Affiliates. Mr. Ajram agrees to deliver to Packaging Dynamics at the termination of his employment, or at any time Packaging Dynamics may request, all memoranda, notes, plans, records, reports, analyses, compilations, computer disks, forecasts, studies and other documents (and copies thereof), including any information stored in digital or analog form, whether on electronic or magnetic media, and pictures thereof stored on film or tape or electronically stored, relating to the Packaging Dynamics Companies or other forms of Confidential Information which Mr. Ajram may then possess or have under his control.

                           (e) Interference with Relationships. During the
Restricted Period, Mr. Ajram shall not, directly or indirectly, without the prior written consent of Packaging Dynamics, employ, engage, recruit or solicit for employment or engagement, any Person who is (or was within six (6) months of the Closing Date) employed or engaged by the Packaging Dynamics Companies or otherwise seek to influence or alter any such Person's relationship with any of the foregoing.

                           (f) As used in this Agreement, the term "Packaging
Dynamics Companies" shall mean and include Packaging Dynamics and all of its present and future subsidiaries including, without limitation, the Company.

                           (g) Blue-Pencil. Mr. Ajram recognizes that the
territorial, time and scope limitations set forth in this Section 3 are reasonable and are properly required for the protection of the Packaging Dynamics Companies' legitimate interest in client relationships, goodwill and trade secrets, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Packaging Dynamics and Mr. Ajram agree, and Mr. Ajram submits, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances, and in its reduced form, such provision shall then be enforceable and shall be enforced.

                           (h) Remedies. Mr. Ajram acknowledges and agrees that
the covenants set forth in this Section 3 are reasonable and necessary for the protection of the Packaging Dynamics Companies' business interests, that irreparable injury will result to the Packaging Dynamics Companies if Mr. Ajram breaches any of the terms of this Section 3 and that in the event of Mr. Ajram's actual or threatened breach of any of the provisions contained in this
Section 3, Packaging Dynamics will have no adequate remedy at law. Mr. Ajram accordingly agrees that in the event of any actual or threatened breach by him of any of the provisions contained in this Section 3, Packaging Dynamics shall be entitled to such injunctive and other equitable relief, without the necessity of showing actual monetary damages or posting a bond, as may be deemed necessary or appropriate by a court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting Packaging Dynamics from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the right to monetary damages.

                  4. Consideration. The aggregate consideration for the covenants of Mr. Ajram contained herein is $4,000,000 (the "Consideration"), to be paid in twelve (12) equal quarterly payments of $333,333.33, with such payments to be made on each March 31, June 30, September 30 and December 31, commencing on December 31, 2004 and ending on September 30, 2007.

                  5. Set-Off Rights. In addition to, and without limiting Packaging Dynamics' rights under Section 9.4 of the Acquisition Agreement, Mr. Ajram hereby agrees that Packaging Dynamics shall have the right, but not the obligation, to set-off against Packaging Dynamics' payment obligations under this Agreement, the full amount of any Purchaser Indemnifiable Damages (as such term is defined in the Acquisition Agreement) required to be paid pursuant to
Section 9.1 of the Acquisition Agreement. From time to time, if Packaging Dynamics elects to exercise its set-off rights hereunder, it will give Mr. Ajram written notice of such election which includes the amount under this Agreement to be set-off, and upon giving of such notice, the amount due in respect of such amount under this Agreement shall automatically be reduced by the amount set forth in such notice and such amount shall be deposited into an interest-bearing escrow account with the Escrow Agent (as such term is defined in the Acquisition Agreement) to be held in escrow by such Escrow Agent pending the resolution of claims for Purchaser Indemnifible Damages. Each of Packaging Dynamics and Mr. Ajram shall pay one-half of the reasonable fees and out-of-pocket expenses of the Escrow Agent incurred by it in connection with carrying out its duties under this Section 5. In the event there is a "final determination" by a court of competent jurisdiction, or if resolved by written mutual agreement of Packaging Dynamics and Mr. Ajram, that Packaging Dynamics was not entitled to indemnification under Article IX of the Acquisition Agreement with respect to the set-off amount, all such amounts which are so determined to have been wrongfully set-off shall be released from the escrow account to Mr. Ajram and the remainder of the set-off amount, if any, shall be released from the escrow account to Packaging Dynamics. All interest accrued on the set-off amount shall be paid to Mr. Ajram and Packaging Dynamics pro rata based on the amount of the escrow account disbursed to such parties pursuant to this Section 5. For purposes of this Section 5, a determination shall be "final" if any and all appeals therefrom shall have been resolved or if thirty
(30) calendar days shall have passed from the rendering of such determination (or of any determination on appeal therefrom) and no party shall have commenced any such appeal therefrom.

                  6. Events of Default of Packaging Dynamics. If any one or more of the following events (each, an "Event of Default") shall occur and be continuing:

                           (i) Packaging Dynamics shall fail to make any payment (beyond any applicable grace period) that is not subject to a claim for set-off pursuant to Section 5 herein to Mr. Ajram under this Agreement pursuant to the terms hereof, so long as Mr. Ajram shall not have breached any obligations under, or otherwise violated any term, agreement, covenant or provision of, this Agreement; or

                           (ii) Packaging Dynamics shall fail to pay any amount of principal or interest under the Note that is not subject to a claim of set-off pursuant to the terms thereof within five (5) business days after such amount becomes due and payable under the Note;

then Mr. Ajram, may, by written notice to Packaging Dynamics, declare the outstanding balance of the Consideration due hereunder to be, and the same shall thereupon be, immediately due and payable. Following an Event of Default and the acceleration of the Consideration due hereunder, and continuing until
(i) such Event of Default is cured by Packaging Dynamics or waived by Mr. Ajram or (ii) the amounts due hereunder are paid in full, Packaging Dynamics shall pay interest on the balance of the Consideration due hereunder at a rate per annum of twelve percent (12%). Packaging Dynamics shall reimburse Mr. Ajram for his reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with the collection of amounts due in the event of an Event of Default.

                  7. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery to the following addresses (or to such other addresses which any party shall designate in writing to the other parties):

                         if to Packaging Dynamics, to:

                         Packaging Dynamics Corporation
                         3900 West 43rd Street
                         Chicago, Illinois 60632
                         Attn: Frank V. Tannura

                         with a copy (which shall not constitute
                         notice to Packaging Dynamics), to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         333 West Wacker Drive
                         Suite 2100
                         Chicago, Illinois 60606
                         Attn: William R. Kunkel, Esq.

                         if to Mr. Ajram, to:

                         Mr. Gaby A. Ajram
                         c/o Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. One Securities Centre
                         Suite 400
                         3490 Piedmont Road
                         Atlanta, Georgia 30305
                         Attn: Albert L. Labovitz, Esq.

                         with a copy (which shall not constitute
                         notice to Mr. Ajram), to:

                         Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. One Securities Centre
                         Suite 400
                         3490 Piedmont Road
                         Atlanta, Georgia 30305
                         Attn: Albert L. Labovitz, Esq.

                  8. Entire Agreement. This Agreement, the Acquisition Agreement and the other documents delivered at the closing of the transactions contemplated by the Acquisition Agreement contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter.

                  9. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

                  10. Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned or delegated by Mr. Ajram without the prior written consent of Packaging Dynamics. Packaging Dynamics may assign its rights and obligations hereunder to one or more wholly-owned subsidiaries of Packaging Dynamics; provided, however, that such assignment shall not relieve Packaging Dynamics of its obligations hereunder.

                  11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  12. Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware applicable to contracts executed and to be wholly performed with such State.

                  13. Mediation.

                           (a) The parties to this Agreement agree that any and
all disputes, controversies or claims (each, a "Dispute") arising out of or relating to this Agreement, or the breach hereof, shall be submitted for mediation in a mutually agreeable location. Either party may commence mediation by providing to the other party a written request for mediation (a "Dispute Notice"), setting forth the subject of the dispute and the relief requested. The parties will cooperate with one another in selecting a mediator from a panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or court proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

                           (b) If the Dispute has not been resolved in
accordance with Section 13(a) within ninety (90) calendar days after receipt of a Dispute Notice, then either party may take any action or exercise any remedy available to it by appropriate legal proceedings against the other party.

                           (c) Notwithstanding the foregoing, Packaging
Dynamics shall not be required to submit to mediation any request for injunctive or similar relief for violation or alleged violation by Mr. Ajram of the provisions of this Agreement.

                  14. Jurisdiction.

                           (a) The parties to this Agreement agree that any
suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of the State of Delaware or in the U.S. District Courts located in the State of Delaware and each of the parties hereto hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                           (b) In addition, each of the parties hereto hereby
irrevocably waives, to the fullest extent permitted by law, any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in the State of Delaware or the U.S. District Courts located in the State of Delaware, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

                  15. Dispute Costs. In the event of a Dispute which is ultimately resolved by a court of competent jurisdiction, the non-prevailing party will reimburse the prevailing party for its reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such action.

                  16. Arm's-Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's-length negotiations conducted by and among the parties and their respective counsel.


                  The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                  PACKAGING DYNAMICS CORPORATION, a Delaware corporation


                                  By:    /s/ Frank V. Tannura
                                         ---------------------------------
                                  Name:    Frank V. Tannura
                                  Title:   Chairman



                                     /s/ Gaby A. Ajram
                                   ------------------------------
                                  GABY A. AJRAM, individually